UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Overstock.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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799 W. Coliseum Way

Midvale, Utah 84047

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

On April 27, 2020, Overstock.com, Inc. (the “Company”) issued the following press release related to a change in the location of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2020. As described in the press release, the Annual Meeting will now be held in a virtual meeting format only.

The following Notice of Change in Location of the Annual Meeting supplements the 2020 Notice of Annual Meeting (the “Notice”) included with the Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

These supplemental proxy materials are being filed with the SEC and made available to stockholders on or about April 27, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Overstock Announces Change of Venue for 2020 Annual Stockholders Meeting

Meeting to be held virtually in light of COVID-19 concerns

SALT LAKE CITY – April 27, 2020 – Overstock.com, Inc. (NASDAQ:OSTK) announces that it will now hold its 2020 annual stockholders meeting virtually, in lieu of an in-person meeting, in response to direction from health and government officials against large gatherings during the country’s response to COVID-19. The annual meeting will continue to be held at 1:00 p.m. (MT) on May 12, 2020. Holders of record at the close of business on March 20, 2020 will be entitled to vote at and ask questions during the annual meeting by following the instructions available on the virtual meeting website at https://www.meetingcenter.io/259771871. An audio replay of the virtual meeting will be available at http://investors.overstock.com starting two to three days after the meeting date.

To join the meeting as a stockholder, rather than as a guest (who is unable to vote), you will be required to enter (i) the control number on the proxy card you previously received, and (ii) the password “OSTK2020” on the virtual meeting website. Additional information for attending and voting at the annual meeting may be found in the Company’s Notice of Change in Location of the 2020 Annual Meeting of Stockholders, filed with the SEC and made available to stockholders on or about the date of this release. Beneficial or “street name” holders are advised that if they wish to join the meeting as a stockholder (rather than as a guest), they must register for the meeting in advance by submitting a copy of the legal proxy card provided by their broker to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on May 7, 2020.

Stockholders are encouraged to submit their votes in advance of the annual meeting via the internet or by telephone or proxy card, as instructed in the Proxy Statement and notice of internet availability. Proxy cards previously distributed to stockholders will not be updated and may continue to be used to vote in connection with the annual meeting.

The list of our stockholders entitled to vote at the annual meeting will be available for viewing by stockholders during the annual meeting for any purpose germane to the meeting by accessing the virtual meeting site.

About Overstock

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

SOURCE: Overstock.com, Inc.

Contacts

Investor Relations:	Media:
Alexis Callahan	Overstock Media Relations
801-947-5126	801-947-3564
ir@overstock.com	pr@overstock.com

NOTICE OF CHANGE IN LOCATION OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

OF OVERSTOCK.COM, INC.

(As announced in the March 31, 2020 SEC filing, File No. 000-49799)

Meeting Date: Tuesday, May 12, 2020

Meeting Time: 1:00 p.m. (Mountain Time)

Meeting Access: Virtual Stockholder Meeting accessible at: https://www.meetingcenter.io/259771871

April 27, 2020

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders, and our community please note that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. All other aspects of the Annual Meeting are the same as set forth in the 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) previously provided to stockholders.

Attendance and Participation

To access the virtual meeting please visit https://www.meetingcenter.io/259771871 To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to enter (i) a control number and (ii) a password. The password for the virtual meeting is OSTK2020. Closed captioning will be provided for the duration of the virtual meeting. The list of our stockholders entitled to vote at the Annual Meeting will be available for viewing by stockholders during the Annual Meeting for any purpose germane to the meeting by accessing the virtual meeting site at https://www.meetingcenter.io/259771871. An audio replay of the virtual meeting will be available at http://investors.overstock.com starting two to three days after the meeting date.

For registered stockholders, the control number can be found on your proxy card or notice of internet availability that you previously received. If you are a beneficial or “street name” holder and hold your shares through an intermediary, such as a broker, bank or other nominee, you must obtain instructions from your broker, bank or other nominee and register in advance to attend the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Overstock.com, Inc. holdings, either by forwarding the email from your broker, bank or other nominee or attaching an image of your legal proxy, along with your name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on May 7, 2020. You will receive an email confirmation of your registration from Computershare.

Voting

If you were a stockholder as of the close of business on March 20, 2020 and have a control number, you may vote at and ask questions during the Annual Meeting by following the instructions available on the virtual meeting website. You may still submit your vote in advance of the Annual Meeting via the Internet or by telephone or proxy card, as instructed in the Proxy Statement and notice of internet availability. If you do not have your control number, you may attend the Annual Meeting as a guest (non-stockholder), but you will not have the option to vote your shares or ask questions during the virtual meeting. Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Allison H. Abraham Chairwoman of the Board	Jonathan E. Johnson III Director & Chief Executive Officer

The 2020 Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available online at http://investors.overstock.com/proxy-materials. Additionally, you may access our proxy materials with your control number at www.envisionreports.com/OSTK.